SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_______________________

FORM 8-K

_______________________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 2, 2007

MS Structured Asset Corp.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-16443, 333-64879	13-4026700
(State or Other Jurisdiction of Incorporation)	(Commission File Numbers)	(IRS Employer Identification No.)

1585 Broadway, Second Floor New York, New York Attention: Madhu Philips	10036
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 212-761-2520

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8      Other Events

Item 8.01	Other Events

On February 2, 2007, in response to the termination of reporting obligations by BellSouth Corporation (successor by merger to BellSouth Capital Funding Corporation) under the Securities and Exchange Act of 1934 (the “Exchange Act”), MS Structured Asset Corporation (“MSSAC”) together with LaSalle Bank, in its capacity as trustee for the SATURNS 2004-5 Trust (the “Trust”), approved and conducted an auction for the Underlying Securities in exchange for the Class A Units and Class B Units in accordance with the terms of the Trust Agreement governing the Units. The Underlying Securities were sold to the highest bidder from among at least three eligible dealers selected by the Selling Agent.

The total proceeds from the sale of the Underlying Securities (including accrued interest) at a price of 104.998% will be $36,424,542.22. The pro rata allocation of the total liquidation proceeds for the Underlying Securities will be 89.92% for the Class A Units and 10.08% for the Class B Units. As a result, Unitholders will receive $24.08 per Class A Unit (including accrued interest) $853.93 per Class B Unit (including accrued interest).

Settlement of the liquidation will occur on or about February 7, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date: February 5, 2007

MS STRUCTURED ASSET CORP.

(Registrant)

By:      /s/ Madhu Philips

Name: Madhu Philips

Title:   Vice President